                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

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[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DYNAMICS RESEARCH CORPORATION
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                         DYNAMICS RESEARCH CORPORATION
                                60 Frontage Road
                          Andover, Massachusetts 01810

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 24, 2001

                               ----------------

To the Stockholders:

The Annual Meeting of the stockholders of Dynamics Research Corporation will be held at 1:30 p.m. on Tuesday, April 24, 2001 on the 33rd Floor of the State Street Bank and Trust Building, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

   1. To fix the number of directors for the ensuing year and to elect the Class II Directors,

   2. To consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on March 16, 2001 will be entitled to receive notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          Richard A. Covel
                                          Clerk

March 23, 2001

                               ----------------


                                   IMPORTANT

 All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters which are considered. It is important that your shares be voted.

                         DYNAMICS RESEARCH CORPORATION
                               60 Frontage Road
                         Andover, Massachusetts 01810

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 2001

                               ----------------

                                    GENERAL

  The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the "company") to be voted at the 2001 Annual Meeting of Stockholders to be held on April 24, 2001.

  Shares represented by proxies in the accompanying form, if properly executed and returned and not revoked, will be voted at the Annual Meeting. To be voted, proxies must be filed with the Clerk prior to voting. Proxies will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of the Class II directors. A proxy may only be revoked by written revocation received by the Clerk of the company prior to the exercise thereof.

  Stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the Annual Meeting. There were 7,601,519 shares of Common Stock, $.10 par value per share, outstanding as of that date, each entitled to one vote.

  This proxy statement and the enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.

  The cost of solicitation of proxies will be borne by the company. Employees of the company may also solicit proxies by mail, telephone or personal interview.

                              QUORUM REQUIREMENT

  Consistent with state law and under the company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the company to act as election inspectors for the meeting.

  If a quorum is present, the two nominees for election as Class II directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors.

  The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining a quorum, but neither abstentions nor broker non-votes have any effect on the outcome on voting on the matter.

                            PRINCIPAL STOCKHOLDERS

Common Stock Ownership of Certain Beneficial Owners and Management

  The following table shows the beneficial ownership of the Common Stock of the company as of March 16, 2001 by persons or groups known to the company to be the beneficial owner of more that 5% of its outstanding common stock, based on filings with the Securities and Exchange Commission, each director, each executive officer listed in the Summary Compensation Table below and all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole investment and voting power with respect to their shares.

                                               Amount and Nature of   Percent
    Beneficial Owners(1)                      Beneficial Ownership(2) of Class
    --------------------                      ----------------------- --------
John S. Anderegg, Jr.........................          808,798(3)       10.6
James P. Regan...............................          102,140           1.3
Francis J. Aguilar...........................           34,637(4)          *
Martin V. Joyce, Jr..........................           11,199             *
Kenneth F. Kames.............................           10,199             *
James P. Mullins.............................           18,959             *
Richard A. Covel.............................              --              *
David Keleher................................           10,000             *
John L. Wilkinson............................           19,567             *
DFA Investment Dimensions Group, Inc.........          597,638(5)        7.9
  c/o Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue--11th Floor
  Santa Monica, CA 90401
All directors and executive officers as a
 group (9 persons)...........................        1,015,499          13.3%

--------
 *   Less than 1% of the outstanding shares of Common Stock.
(1) Unless otherwise indicated, each address is c/o Dynamics Research Corporation, 60 Frontage Road, Andover, MA 01810.
(2) Includes options to acquire shares which are currently exercisable or exercisable within 60 days of March 16, 2001: Mr. Regan, 102,140 shares; Dr. Aguilar, 11,659 shares; Mr. Joyce, 6,199 shares; Mr. Kames, 8,199 shares; Mr. Mullins, 11,319 shares; Mr. Keleher, 10,000 shares; Mr. Wilkinson, 13,920 shares; and all directors and officers as a group, 163,436 shares.
(3) Includes 58,300 shares held by Mr. Anderegg as custodian for his children, 84,902 shares held in the estate of his deceased spouse, of which Mr. Anderegg is executor, and 8,720 shares held by his current spouse, as to all of which he disclaims beneficial ownership.
(4) Includes 11,659 shares held in a pension plan over which Dr. Aguilar has sole voting and investment power.
(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 597,638 shares, all of which shares are owned by investment companies and their investment vehicles for which Dimensional serves as investment advisor and investment manager. Dimensional disclaims beneficial ownership of all such shares.

                                  Proposal 1

                             ELECTION OF DIRECTORS

  Under Massachusetts law, the Board of Directors of the company is classified into three classes, as nearly equal in number as possible, having staggered terms of three years each with the term of office of one class expiring each year. The enclosed proxy will be voted to fix the number of directors at six and to elect the persons named below, unless otherwise instructed, as the Class II directors for terms of three years expiring at the 2004

Annual Meeting of Stockholders or until their respective successors are elected and qualified. If either nominee should become unavailable, proxies will be voted for a substitute nominee designated by the Board of Directors or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The Board has no reason to expect that the nominees will become unavailable to serve.

                                                                     Year First
                                                                      Elected
 Name                     Age         Principal Occupation           A Director
 ----                     ---         --------------------           ----------

      Nominees for Election as Class II Directors--Terms Expiring in 2004


 Francis J. Aguilar......  68 Professor of Business                     1987
                              Administration, Emeritus since 1996,
                              Harvard University Graduate School
                              of Business Administration
                              Executive Director of Management
                              Education Alliance--A non-profit
                              organization dedicated to improving
                              business education for Afro-
                              Americans and Hispanic Americans
                              since 1995.

 John S. Anderegg, Jr....  77 Chairman of the company                   1955


            Continuing Class III Directors--Terms Expiring in 2002

 Kenneth F. Kames........  66 Retired Vice President, New Business      1997
                              Development,
                              The Gillette Company from 1968 to
                              1999.

 James P. Regan..........  60 President and Chief Executive             1999
                              Officer of the company.
                              President and Chief Executive
                              Officer of CVSI, Inc., an
                              international information technology
                              solutions and services company from
                              1997 to October 1999, and senior
                              vice president of Litton PRC,
                              Information Business unit, a company
                              offering systems development,
                              deployment and support services,
                              from 1992 to 1996.

             Continuing Class I Directors--Terms Expiring in 2003

 Martin V. Joyce, Jr.....  54 Vice President,                           1997
                              A.T. Kearney, Inc., a consulting
                              firm since 1995.

 General James P.
  Mullins................  72 Executive Consultant                      1991
  (U.S.A.F., retired)

  The principal occupation of the above nominees and continuing directors is that set forth above for the past five years.

  Mr. Regan was elected a director by the Board.

  Dr. Aguilar is a director of Bowater, Inc. Mr. Anderegg is a director of Ivy and MacKenzie Mutual Funds. Mr. Kames is a director of LAU Defense Systems, LLC, and Boston Rheology, LLC. Dr. Aguilar and Mr. Anderegg were directors of Burr-Brown Corporation in 2000.

Board Meetings and Committees

  The Board of Directors held ten meetings during 2000.

  The Audit Committee, consisting of Mr. Joyce, Mr. Kames and General Mullins, reviews with the independent auditors the financial statements and reports issued by the company, reviews the company's internal accounting procedures, controls and programs and makes recommendations to the Board of Directors on the engagement of the independent auditors. The Audit Committee held six meetings during 2000.

  The Compensation Committee, consisting of Dr. Aguilar and Mr. Joyce, administers the 1993 Equity Incentive Plan and the 2000 Incentive Plan, including the granting of options and other awards under the plans, reviews the compensation policies of the company and approves the compensation of the officers. The Compensation Committee held two meetings during 2000.

  The company does not have a standing nominating committee.

  In 2000, all directors except Mr. Joyce attended at least 75% of the meetings of the Board and of the Committees on which they served. Mr. Joyce attended 72% of the meetings of the Board and of the Committees on which he served.

                       COMPENSATION AND RELATED MATTERS

Compensation of Directors

  Directors who are not employees of the company receive an annual fee of $20,000. No additional compensation is paid to those directors who serve on a committee of the Board of Directors.

  The company has a deferred compensation plan under which non-employee directors may elect to defer their directors' fees. Amounts deferred for each participant are credited to a separate account, and interest at the lowest rate at which the company borrowed money during each quarter or, if there was no such borrowing, at the prime rate, is credited to such account quarterly. The balance in a participant's account is payable in a lump sum or in installments when the participant ceases to be a director. Dr. Aguilar deferred his 2000 director's fee.

  Under the 1995 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the company is granted an initial grant of an option to purchase 5,000 shares of common stock and an annual grant of an option to purchase 1,000 shares, each at an exercise price equal to fair market value on the date of grant. All options granted under this plan become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant.

Executive Compensation

                          Summary Compensation Table

  The following table summarizes the compensation earned by the President and Chief Executive Officer and each of the company's other executive officers who earned salary and bonus in excess of $100,000 for the year ended December 31, 2000 (the "named executive officers") for services rendered during 2000, 1999, and 1998.

                                          Annual             Long Term
                                       Compensation         Compensation
                               ---------------------------- ------------
                                               Other Annual    Shares     All Other
        Name and               Salary   Bonus  Compensation  Underlying  Compensation
   Principal Position     Year   ($)     ($)      ($)(1)    Options (#)     ($)(2)
   ------------------     ---- ------- ------- ------------ ------------ ------------
John S. Anderegg, Jr. ... 2000 195,000            58,067                     2,550
 Chairman                 1999 195,000            58,067                     2,400
                          1998 195,000            58,067                     2,400

James P. Regan........... 2000 300,000 300,000                  5,350      340,553(3)
 President & Chief        1999  46,153                        250,000
  Executive Officer

Richard A. Covel (4)..... 2000   9,113                         20,000
 Vice President & General
  Counsel

David Keleher (5)........ 2000 181,586 100,000                 30,000        2,550
 Vice President
 & Chief Financial
  Officer

John L. Wilkinson........ 2000 160,000  43,502                               2,550
 Vice President & General 1999 160,000                                       2,400
 Manager, Human Resources 1998 145,000   7,000                  6,000        2,362

--------
(1)  Consists of distributions from the company's Defined Benefit Pension
     Plan.
(2)  Consists of employer's match for the 401(k) plan.
(3)  Consists of employer's match for the 401(k) plan and relocation expenses.
(4) Mr. Covel joined the company as Vice President and General Counsel in December 2000.
(5) Mr. Keleher joined the company as Vice President and Chief Financial Officer in January 2000.

Option Grants in Last Fiscal Year

  The table below shows information regarding grants of stock options, if any, made to the named executives during fiscal 2000. The amounts shown for each of the named executives as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full term of the options, pursuant to applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

                                                                          Potential Realizable Value
                                                                          at Assumed Annual Rates of
                                        Individual Grants                  Stock Price Appreciation
                         ------------------------------------------------      for Option Term
                                         % of Total Options  Exercise or  --------------------------
                            Options     Granted to Employees     Base     Expiration
                         Granted (#)(1)    in Fiscal Year    Price ($/Sh)    Date     5%($)  10%($)
                         -------------- -------------------- ------------ ---------- ------- -------
James P. Regan..........      5,350               1%             8.38       11/3/08   66,199  96,046
Richard A. Covel........     20,000               4%             8.25      12/12/10  268,768 427,968
David Keleher...........     30,000               6%             7.50        3/9/10  349,049 583,538

--------
(1) Options normally become exercisable 1/3 each year, commencing on the first anniversary of the grant, with full vesting on the third anniversary. Mr. Regan's options become exercisable at the rate of 40% on the anniversary date of his employment and 20% on each of the first three anniversaries thereafter.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

  The following table presents the value of unexercised options held by the named executive officers at fiscal year-end. John S. Anderegg, Jr. did not hold any options during 2000.

                                                      Number of Shares     Value of
                                                         Underlying      Unexercised
                                                        Unexercised      In-the-Money
                                                         Options at       Options at
                          Options Exercised in 2000     12/31/00 (#)   12/31/00 ($)(1)
                         ---------------------------- ---------------- ----------------
                         Shares Acquired    Value     Exercisable/(E)  Exercisable/(E)
   Name                  on Exercise (#) Realized ($) Unexercisable(U) Unexercisable(U)
   ----                  --------------- ------------ ---------------- ----------------
James P. Regan..........        --            --          102,140E         331,000E
                                              --          153,210U              --U
Richard A. Covel........        --            --               --E              --E
                                                            2,000U              --U
David Keleher...........        --            --               --E              --E
                                                           30,000U              --U
John L. Wilkinson.......        --            --           11,920E          36,630E
                                                           20,000U              --U

--------
(1) Based on market value at 12/31/00 of $7.75 per share less respective exercise prices.

Pension Plan

  The following table sets forth the annual benefits payable as a life annuity which would be payable under the company's noncontributory defined benefit Pension Plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 2000:

                    ESTIMATED ANNUAL BENEFIT FOR YEAR 2000

                                                 Estimated Annual Benefit For
                   Average                        Indicated Years of Service
                   Annual                     ----------------------------------
                  Earnings                      15      20      25    30 or more
                  --------                    ------- ------- ------- ----------
$100,000..................................... $16,577 $22,103 $27,629  $33,155
$125,000..................................... $21,577 $28,770 $35,962  $43,154
$150,000..................................... $26,577 $35,436 $44,295  $53,154
$170,000*.................................... $30,577 $40,769 $50,962  $61,154

Frozen Benefit--Accrued through 12/31/93:

$175,000..................................... $31,577 $42,103 $52,628  $63,154
$200,000..................................... $36,577 $48,769 $60,961  $73,154
$225,000..................................... $41,577 $55,436 $69,294  $83,153
$235,840..................................... $43,745 $58,326 $72,908  $87,489

--------
 *  The maximum Plan Compensation for 2000 is $170,000.

  Employees are entitled to the greater of: the benefit accrued through December 31, 1993 (with wages capped at each year's IRS limit) or the benefit based on wages up to the $170,000 wage cap.

  As of March 16, 2001, Messrs. Anderegg, Wilkinson, Regan, Keleher and Covel had 44, 19, 1, 1 and 0 years of service, respectively, for purposes of the Pension Plan.

  All employees of the company who complete a year of service, including the individuals named in the compensation table above, are eligible to earn benefits under the Pension Plan. Upon a participant's retirement, the benefits payable under the Pension Plan vary depending upon the participant's age at retirement, years of service with the company and average annual earnings for the five consecutive highest years of service in the ten years prior to termination. The amount of annual retirement benefits is determined by a formula which applies years of service to a basic defined benefit, which, in the case of a participant with at least 30 years of service, is .683% of the average of the participant's five highest consecutive years of compensation in the last ten years worked plus .65% of such average annual earnings which exceed Social Security covered compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the company's prior retirement program. Compensation reflects the amounts shown under the salary and the bonus columns in the Summary Compensation Table. The Pension Plan limits the compensation taken into account for purposes of determining the benefit under the Pension Plan to the maximum amount permissible under the Internal Revenue Code, which for 2000 was $170,000. Social Security Covered Compensation means the dollar amount which represents the average of the maximum wages subject to Social Security tax for each year of the participant's working career. The benefits under the Pension Plan are payable in various annuity forms and are subject to maximum limits in certain circumstances.

Employment Contracts and Change in Control Arrangements

  The company has a severance agreement with Mr. Anderegg. Under this agreement, the company agrees to pay severance benefits to Mr. Anderegg if his employment is terminated for any reason other than for cause (as defined in the agreement) or if the executive terminates his employment as a result of a specified justification, within two years following a change of control of the company. Under the agreement, he is entitled to a severance payment equal to 299% of his average annual base salary and bonus for the two calendar years immediately prior to a change and certain other benefits, including the acceleration of outstanding stock options, and continued participation for up to three years in life, accident, medical, health and other similar plans and programs in which the executive participated prior to the change in control. At the option of the executive, the payments or benefits payable under the agreement may be decreased to the extent necessary to avoid any excise taxes payable as a result of the severance benefits. Such severance payments would not be reduced for compensation received by the executive from any new employment.

  The company has an employment agreement with Mr. Regan providing for his full-time employment as president, chief executive officer and a director at a base salary of $300,000 per year. Mr. Regan is eligible for an annual incentive bonus of up to 75% of his base salary. The agreement precludes Mr. Regan from competing with the company for one year after the cessation of his employment. The agreement may be terminated by either party on six month's notice. If Mr. Regan's employment is terminated by the company other than for cause or by Mr. Regan with good reason (unless he is covered by the change of control agreement described below), the company will continue to pay Mr. Regan's base salary and to provide his health and life insurance for twelve months, and all of his options will vest and remain exercisable for one year.

  The company's change of control agreement with Mr. Regan provides him with benefits if his employment with the company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the company. Upon such a termination, (i) the company will pay Mr. Regan an amount equal to two times his annual base salary at the rate in effect immediately prior to the date of termination or immediately prior to the change of control, whichever is higher, plus his target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the change of control, whichever is higher; (ii) any stock, stock option or other awards will immediately vest and remain exercisable for the lesser of four years or their original term; and (iii) the company will continue to insure Mr. Regan and his dependents in the company's life and medical insurance plans for up to two years after termination or the date Mr. Regan is eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. If any payment or benefit provided by the company under the agreement will be subject to an excise tax under Section 4999 of the Internal Revenue Code, the company will provide Mr. Regan with a payment to cover such tax.

Report of the Compensation Committee of the Board of Directors

  The Compensation Committee of the Board of Directors administers the company's executive management compensation program. The Committee is composed of Dr. Francis J. Aguilar and Mr. Martin V. Joyce, both of whom are independent non-employee directors and who have no interlocking relationships as defined by the Securities and Exchange Commission. The Committee meets formally and consults informally during the year. The Committee is responsible for recommending to the Board of Directors the compensation of all executive officers of the company and for reviewing the design and effectiveness of executive compensation policies. All awards issued under the company's executive management incentive plans are made by the Committee.

Compensation Philosophy and Objectives

  The company's executive compensation program consists of base salary, potential cash bonus incentives and long-term incentives in the form of stock options. Its objectives are fourfold:

  . Provide base and variable compensation that enables the company to attract and retain key executives.
  . Provide executive officers with total direct remuneration, which is competitive with similarly sized companies for comparable performance.
  . Reward executives for outstanding achievements, which clearly benefit the company.
  . Align the interests of the company's executives with the long-term interests of shareholders.

  The executive compensation program provides an overall level of compensation opportunity, which the Compensation Committee believes, is competitive with other companies of comparable size and scope. Actual compensation will vary with annual and long-term company performance, as well as individual performance and longevity, and hence may be greater or less than actual compensation at other companies. The Committee uses its discretion to establish executive compensation at levels, which, in its judgment, are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee utilizes industry compensation data provided by nationally recognized information sources.

Executive Compensation Program Components

  The particular elements of the compensation program are discussed more fully below:

  Base Salary. The Committee maintains base salary levels for executives that, based on its analysis of pertinent compensation data, are competitive with other companies of comparable size and scope.

  Base salaries of executives are determined by using the following factors:

  1. The potential impact of the individual on the company and its performance,

  2.  Salaries paid by other companies for comparable positions,

  3.  Individual performance against goals, and

  4.  The overall performance of the company.

  Cash Bonuses. The Compensation Committee may approve cash bonuses as a means of rewarding executives for significant company and individual performance. The cash bonus is designed to encourage and reward performance, over and above any merit increase received, and, to the extent warranted by performance, maintain employee total compensation in line with internal and external peer groups. The principle vehicle for executive cash bonuses is the Executive Incentive Plan (EIP), which provides for year-end bonus payments, tied to measures that best assess and reflect performance of the company, the executive, and her/his business group. EIP measurement is built into objectives, which are established and agreed to at the beginning of the year. Performance against these objectives provides a basis for reward determination.

  Long-Term Incentives. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management ownership of a significant equity interest in the company aligns the long-term interests of management and shareholders and is an important incentive and contributing factor toward building shareholder value.

  Stock options are granted at the market value of the common stock on date of grant. The value received by the executive from a stock option grant depends on increases in the market price of the company's common stock during the term of the option. Consequently, the value of the compensation is proportionate to increases in shareholder value. Grants of stock options are made by the Compensation Committee in its discretion based both upon the executives' actual contribution to the company's current performance and their expected contribution toward meeting the company's long-term financial/strategic goals.

CEO Compensation

  Mr. Regan joined the company as Chief Executive Officer in November of 1999. In determining his employment agreement, the Board took into consideration various factors including the above-described compensation philosophy, information with respect to chief executive compensation for companies of comparable size in similar industries, advice of the company's executive recruiting firm, the company's operational circumstance and financial condition, and the desire to induce Mr. Regan to join the company. Under his employment agreement, Mr. Regan was paid a base salary at the rate of $300,000 for 2000 and was granted options to purchase 250,000 shares of DRC stock. He was also awarded a $300,000 bonus for 2000.

                                          The Compensation Committee
                                          of the Board of Directors:

                                          Francis J. Aguilar
                                          Martin V. Joyce

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is composed of three directors and each of them is independent of the management of the company. The Audit Committee oversees the company's financial reporting process on behalf of the Board of Directors.

  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the financial statements, based on an audit conducted in accordance with auditing standards generally accepted in the United States. The Audit Committee has the responsibility of monitoring and overseeing these processes.

  The Committee reviewed the audited financial statements in the Annual Report on Form 10K with management, including a discussion of the consistency of application of accounting principles, the quality of earnings, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Audit Committee recommended to the Board the selection of Arthur Andersen LLP as the company's independent accountants. Arthur Andersen LLP has discussed with the Committee and provided written disclosures as to the firm's independence from management and the company, as required by the Independence Standards Board, and discussed with the Committee other matters required to be communicated by auditing standards generally accepted in the United States.

  Prior to commencing the audit, the Committee discussed with Arthur Andersen LLP the overall scope and plans for their audit. Upon completion of the audit, the Committee met with the independent auditors, with management present, to discuss the results of their examination, their evaluation of the company's internal controls, and the overall quality of the company's financial reporting. The Committee held six meetings in 2000.

  Following these actions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

  Fees billed to the company by Arthur Andersen LLP for the year 2000 were as follows:

  . Audit Fees. Arthur Andersen LLP's fee for its audit of the company's annual financial statements and its review of the company's quarterly financial statements for 2000 was $270,000.

  . Financial Information Systems Design and Implementation. Arthur Andersen LLP did not bill the company any fees for this type of work in 2000.

  . All Other Fees. Arthur Andersen LLP billed the company a total of $20,000 in 2000 for all other services. The Committee has considered whether the provision of the services included in this category is compatible with maintaining Arthur Andersen LLP's independence.

  The Directors who serve on the Audit Committee are all "Independent Directors" for purposes of the National Association of Securities Dealers ("NASD") listing standards. That is, the Board has determined that none of the Directors who serve on the Audit Committee has a relationship to the company that may interfere with his independence from the company or its management.

                                          The Audit Committee of the Board of
                                           Directors:

                                                   /s/ Kenneth F. Kames
                                          _____________________________________
                                                Kenneth F. Kames, Chairman

                                                    /s/ Martin V. Joyce
                                          _____________________________________
                                                      Martin V. Joyce

                                                   /s/ James P. Mullins
                                          _____________________________________
                                                     James P. Mullins

                            AUDIT COMMITTEE CHARTER

  The Audit Committee of the Board of Directors is composed of not fewer than three nor more than five directors and each of them is independent of the management of the company. The Audit Committee is accountable to the Board in fulfilling the Board's oversight responsibilities to the shareholders, potential shareholders and the investment community. The Audit Committee reviews and monitors the company's business and financial controls, reporting practices, the quality and integrity of its financial reports and the company's regulatory and ethics compliance.

Performance Graph

  The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 29, 1995 in each of (i) the company's Common Stock, (ii) the NASDAQ Stock Market--Composite U.S. Index and (iii) a Peer Group of companies as listed below:




                                    [GRAPH]

                                                                   NASDAQ  Peer
                                 Dynamics Research Corporation   Composite Group
                                -------------------------------- --------- -----
1995...........................                              100    100     100
1996...........................                              109    123     152
1997...........................                              152    151     131
1998...........................                               91    213     191
1999...........................                              132    395     329
2000...........................                              120    238     264

Companies in Self- Determined Peer Group:

B T G Inc.                      CACI International Inc.
Titan Corp.                     Affiliated Computer Services Inc

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.  The index level for all series was set to $100.00 on 12/29/1995.

                                 AUDIT MATTERS

  Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, certified public accountants, as auditors for the company for the fiscal year ending December 31, 2001. Arthur Andersen LLP has served as the company's independent auditors since 1957. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

                               OTHER INFORMATION

Stockholder Proposals for 2002 Annual Meeting of Stockholders

  Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for consideration at the 2002 Annual Meeting of Stockholders must be received by the company no later than November 29, 2001 in order to be considered for inclusion in the company's proxy materials for that meeting.

  For proposals that stockholders intend to present at the 2002 Annual Meeting of Stockholders that will not be included in the company's proxy materials, if the stockholder fails to notify the company of such intent on or before February 15, 2002, then the proxies that management solicits for the 2002 Annual Meeting will include discretionary authority to vote on the stockholder's proposal, if it is properly presented at the meeting.

Other Business

  The Board of Directors does not know of any business which will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the discretion of the persons voting the proxies unless specific instructions to the contrary are given.

Form 10-K and Annual Report to Stockholders

  A copy of the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to the Treasurer's office, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498. A copy of the company's Annual Report to Stockholders accompanies this proxy statement.

                                     By the Order of the Board of Directors

                                     Richard A. Covel
                                     Clerk

Andover, Massachusetts
March 23, 2001

                                     PROXY

                         DYNAMICS RESEARCH CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS -- APRIL 24, 2001

     The undersigned hereby appoints John S. Anderegg, Jr., James P. Regan and Richard A. Covel, and each of them as proxies, with full power of substitution and re-substitution to each, and hereby authorizes them to represent and to vote as designated on the reverse side, at the Annual Meeting of Stockholders of Dynamics Research Corporation (the "Company") on April 24, 2001 at 1:30 P.M. Boston time, and at any adjournments thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present.

                        (TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                         DYNAMICS RESEARCH CORPORATION

                                APRIL 24, 2001




                Please Detach and Mail in the Envelope Provided

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                   FOR all nominees           WITHHOLD
                    listed at right           AUTHORITY
                 (except as marked to   to vote for all nominees
                 the contrary below)         listed at  right

1. Fixing the          [_]                   [_] NOMINEES: Francis J. Aguillar
   number of                                               John S. Anderegg, Sr.
   Directors and
   Election of the
   Class II Directors

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

____________________________________________________

                             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED FOR THE ITEM SET FORTH ABOVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.




Signature____________________Signature___________________Date___________,2001

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREON AND RETURN IN THE
      ENCLOSED ENVELOPE. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER REPRESENTATIVE CAPACITY, PLEASE GIVE YOUR FULL TITLE AS SUCH.